UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 3, 2016

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Ionis Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 3, 2016.  The stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 15, 2016.

Proposal 1:	Election of directors to hold office until the 2019 Annual Meeting:

	FOR	WITHHELD	BROKER NON-VOTES
Stanley T. Crooke	74,787,512	5,029,186	21,563,698
Joseph Klein, III	78,504,840	1,311,858	21,563,698
Joseph Loscalzo	76,326,735	3,489,963	21,563,698

The Company’s stockholders elected the foregoing candidates, by affirmative votes by a majority of the votes of the shares represented in person or by proxy at the meeting and entitled to vote in the election of directors.

Proposal 2:	Approval, on an advisory basis, of the compensation paid to the Company’s executive officers, including the following resolution:

“RESOLVED, that Ionis’ stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
77,717,101	1,886,818	212,779	21,563,698

The Company’s stockholders approved the foregoing proposal.

Proposal 3:	Ratify the Audit Committee's selection of Ernst & Young LLP as independent auditors for our 2016 fiscal year:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
100,224,042	898,993	257,361	0

The Company’s stockholders approved the foregoing proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: June 7, 2016	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Sr. Vice President, Legal and General Counsel Corporate Secretary